Exhibit 99.1

Media Contact:
Nancy Farrar
Farrar Public Relations
817/937-1557

Investor Contact:
James Perry, Treasurer
Trinity Industries, Inc.
214/589-8412

FOR IMMEDIATE RELEASE

Trinity Industries Reports Strong Third Quarter Earnings

DALLAS – November 2, 2005 – Trinity Industries, Inc. (NYSE:TRN) today reported financial results for the three and nine month periods ended September 30, 2005. Revenues for the three months ended September 30, 2005 increased 31 percent to $742.5 million compared to revenues of $567.2 million for the same period in 2004. Revenues for the first nine months of 2005 were up 35 percent, increasing to $2,120.7 million from $1,570.8 million for the first nine months of 2004.

For the quarter ended September 30, 2005, the Company reported earnings of $33.1 million, or $0.65 per common diluted share, compared with net income of $0.9 million or $0.00 per common diluted share for the same quarter of 2004. The third quarter of 2005 included a pre-tax gain of $4.4 million, or $0.06 per common diluted share, on the sale of an equity interest in a railcar leasing investment. The third quarter of 2004 included pre-tax charges for steel and related material cost increases totaling $19.5 million on contracts with fixed sales prices. Offsetting these charges was $8.1 million in interest income received in the third quarter of 2004 that was earned in prior periods but not recognized until collected.

For the nine months ended September 30, 2005, the Company reported earnings of $60.9 million, or $1.20 per common diluted share, compared with a net loss of $6.3 million, or $0.19 loss per common diluted share, for the same period of 2004. The nine months ended September 30, 2005 included a pre-tax provision of approximately $3.3 million, or $0.04 per common diluted share, related to the settlement of two lawsuits and two other unrelated warranty issues in the Company’s Inland Barge Group, the $2.3 million, or $0.04 per common share, write-off of the goodwill associated with Trinity’s European operations, and the previously mentioned gain on the sale of an equity interest. The nine month period ended September 30, 2004 included pre-tax charges for steel and related material cost increases totaling $37.5 million resulting from fixed price sales contracts, primarily in the Rail and Inland Barge Groups, and $6.6 million in costs related to materials shortages and unanticipated plant shut-downs. Also included in the nine months ended September 30, 2004 was a pre-tax charge of $1.2 million related to the early retirement of the Company’s term debt and the $8.1 million in interest income mentioned above.

“All of our North American business segments continued to build on the momentum created during the first half of 2005,” said Timothy R. Wallace, Trinity’s Chairman, President and CEO. “I am pleased our North American railcar earnings continue to improve as a result of the cost saving measures we have in place and the efficiencies associated with long production runs. Our railcar shipments in North America totaled 5,685 units during the third quarter. Our railcar and barge businesses continued to book a steady level of orders. In addition, the passage of both the federal highway and energy bills should provide opportunities for continued growth in several of our businesses.”

As of September 30, 2005, the Company modified its segment reporting in anticipation of an increase in structural wind towers revenue due to the recent signing of the Energy Policy Act of 2005, which provides production tax credits on wind generated energy. The modification of the segments is the combining of the structural wind towers operations, previously in the “All Other” segment, and the existing Industrial Products Group into a new segment named the Energy Equipment Group. All historical segment information has been restated for comparative analysis.

Trinity Industries, Inc., with headquarters in Dallas, Texas, is one of the nation’s leading diversified industrial companies. Trinity reports five principal business segments: the Rail Group, the Railcar Leasing and Management Services Group, the Inland Barge Group, the Construction Products Group, and the Energy Equipment Group. Trinity’s web site may be accessed at http://www.trin.net.

Some statements in this release, which are not historical facts, are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements about Trinity’s estimates, expectations, beliefs, intentions or strategies for the future, and the assumptions underlying these forward-looking statements. Trinity uses the words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “forecasts,” “may,” “will,” “should,” and similar expressions to identify these forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from historical experience of our present expectations. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward looking statements, see “Forward-Looking Statements” in the Company’s Annual Report on Form 10-K for the most recent fiscal year.

- TABLES TO FOLLOW -

Trinity Industries, Inc.
Condensed Consolidated Income Statement
(in millions, except per share amounts)

	Three Months Ended September 30,
	2005	2004
Revenues	$742.5	$567.2
Operating profit	$58.9	$3.8
Other expense	2.4	2.1

Income before income taxes	56.5	1.7
Provision for income taxes	23.4	0.8

Net income	33.1	0.9
Dividends on Series B preferred stock	(0.8)	(0.8)

Net income applicable to common shareholders	$32.3	$0.1

Net income applicable to common shareholders per common share:
Basic	$0.68	$0.00

Diluted	$0.65	$0.00

Weighted average number of shares outstanding:
Basic	47.3	46.5
Diluted	51.3	47.5

Trinity Industries, Inc.
Condensed Consolidated Income Statement
(in millions, except per share amounts)

	Nine Months Ended September 30,
	2005	2004
Revenues	$2,120.7	$1,570.8
Operating profit	$120.3	$11.6
Other expense	18.4	20.9

Income (loss) before income taxes	101.9	(9.3)
Provision (benefit) for income taxes	41.0	(3.0)

Net income (loss)	60.9	(6.3)
Dividends on Series B preferred stock	(2.4)	(2.3)

Net income (loss) applicable to common shareholders	$58.5	$(8.6)

Net income (loss) applicable to common shareholders per common share:
Basic	$1.24	$(0.19)

Diluted	$1.20	$(0.19)

Weighted average number of shares outstanding:
Basic	47.1	46.4
Diluted	50.8	46.4

Trinity Industries, Inc.
Condensed Segment Data
(in millions)

	Three Months Ended
	September 30,
Revenues:	2005	2004
Rail Group	$492.2	$315.2
Construction Products Group	182.2	170.8
Inland Barge Group	50.3	46.2
Energy Equipment Group	60.3	35.5
Railcar Leasing and Management Services Group	44.0	36.5
All Other	11.7	8.8
Eliminations	(98.2)	(45.8)

Total Revenues	$742.5	$567.2

Operating profit (loss):	Three Months Ended
	September 30,
	2005	2004
Rail Group	$36.0	$(14.5)
Construction Products Group	21.2	18.5
Inland Barge Group	4.7	(1.7)
Energy Equipment Group	8.4	4.1
Railcar Leasing and Management Services Group	12.9	7.9
All Other	(0.8)	(1.3)
Corporate	(9.7)	(7.2)
Eliminations	(13.8)	(2.0)

Consolidated	$58.9	$3.8

Trinity Industries, Inc.
Condensed Segment Data
(in millions)

	Nine Months Ended September 30,
Revenues:	2005	2004
Rail Group	$1,421.6	$849.7
Construction Products Group	505.9	444.6
Inland Barge Group	159.0	153.6
Energy Equipment Group	161.2	103.3
Railcar Leasing and Management Services Group	145.1	143.3
All Other	31.4	24.1
Eliminations	(303.5)	(147.8)

Total Revenues	$2,120.7	$1,570.8

Operating profit (loss):	Nine Months Ended September 30,
	2005	2004
Rail Group	$62.0	$(17.2)
Construction Products Group	50.9	35.0
Inland Barge Group	6.7	(12.8)
Energy Equipment Group	20.8	8.4
Railcar Leasing and Management Services Group	39.5	31.9
All Other	(4.3)	(1.2)
Corporate	(25.4)	(23.8)
Eliminations	(29.9)	(8.7)

Consolidated	$120.3	$11.6

Trinity Industries, Inc.
Condensed Consolidated Balance Sheet
(in millions)

	September 30,	December 31,
	2005	2004
Cash and equivalents	$126.6	$182.3
Accounts receivable	272.6	214.2
Inventories	438.6	402.3
Net property, plant and equipment, at cost (1)	1,013.0	810.9
Other assets	607.5	600.5

	$2,458.3	$2,210.2

Accounts payable and accrued liabilities	$522.8	$511.7
Debt (2)	642.4	518.0
Deferred income	45.8	47.2
Other liabilities	97.7	62.2
Series B preferred stock	58.6	58.2
Stockholders’ equity	1,091.0	1,012.9

	$2,458.3	$2,210.2

(1) Property, Plant and Equipment

Corporate/Manufacturing:
Property, plant and equipment	$885.3	$885.2
Accumulated depreciation	(609.2)	(589.6)

	276.1	295.6

Leasing:
Equipment on lease	874.3	635.7
Accumulated depreciation	(137.4)	(120.4)

	736.9	515.3

	$1,013.0	$810.9

(2) Debt
Corporate/Manufacturing — Recourse
Revolving commitment	$—	$—
Senior notes	300.0	300.0
Other	3.1	5.3

	303.1	305.3

Leasing – Recourse
Equipment trust certificates	130.1	170.0

	130.1	170.0

Leasing – Non-recourse
Warehouse facility	209.2	42.7

	209.2	42.7

	$642.4	$518.0

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